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                                                                   Exhibit 15.ii


November 21, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Ladies and Gentlemen:

We are aware that AirTouch Communications, Inc. has included our report dated November 10, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Registration Statement on Form S-8 to be filed on or about November 22, 1995. We are also aware of our responsibilities under the Securities Act of 1933.


Very truly yours,


/s/ Price Waterhouse LLP